UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 11, 2019

MILESTONE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Québec	001-38899	Not applicable
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Dr. Frederik-Philips Boulevard, Suite 420 Montréal, Québec CA		H4M 2X6
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (514) 336-0444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MIST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02. Results of Operations and Financial Condition.

On November 13, 2019, Milestone Pharmaceuticals Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2019. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information included in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On November 11, 2019, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Nominating & Corporate Governance Committee of the Board, voted to elect Richard C. Pasternak, M.D. to the Board, effective immediately. Dr. Pasternak fills the vacancy following the resignation of Nilesh Kumar from the Board effective September 18, 2019 (as previously disclosed on the Company’s Current Report on Form 8-K, filed with the Securities Exchange Commission on September 20, 2019). Dr. Pasternak’s term as a director will expire at the Company’s 2020 annual meeting of shareholders.  Dr. Pasternak will also serve as a member of the Compensation Committee of the Board, filling the vacancy following the resignation of Nilesh Kumar from the Compensation Committee.

Dr. Pasternak is currently a Clinical Professor at the Weill Cornell Medical College, and serves on the boards of directors of Anthos Therapeutics and Magenta Medical Ltd. Dr. Pasternak recently retired from Cerenis Therapeutics, where he had served since 2011, most recently as Chief Executive Officer and Chair of the Board of Directors. He previously served as Vice President, Head of Cardiovascular Clinical Research, and Head of Global Scientific Affairs and Scientific Leadership, at Merck & Co. from 2004 to 2010. Prior to joining Merck, he was the Director of Preventive Cardiology and Cardiac Rehabilitation at Massachusetts General Hospital, and an Associate Professor of Medicine at Harvard Medical School. Dr. Pasternak received his B.A. and M.D. from Yale University, and completed his medical and cardiology training at Massachusetts General Hospital.

There are no arrangements or understandings between Dr. Pasternak and any other person pursuant to which Dr. Pasternak was elected as a director.  Dr. Pasternak does not have any family relationships with any of the Company’s directors or executive officers, and he does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Pursuant to the terms of the Company’s Non-Employee Director Compensation Policy (the “Compensation Policy”), Dr. Pasternak will receive (i) annual cash compensation of $35,000 for his service as a director and (ii) annual cash compensation of $6,000 for his service as a member of the Compensation Committee.  Additionally, pursuant to the Compensation Policy, Dr. Pasternak was granted an option to purchase up to 19,000 common shares of the Company (the “Initial Grant”) in connection with his appointment to the Board.  The Initial Grant will vest in equal monthly installments over three years from the date of grant, subject to Dr. Pasternak’s continued service as a director or otherwise as an employee or consultant to the Company through the applicable vesting dates. The Initial Grant is subject to the terms of the Company’s 2019 Equity Incentive Plan and the Company’s form of United States stock option grant notice and stock option award agreement thereunder. Furthermore, Dr. Pasternak is entitled to receive additional annual equity awards in accordance with the terms and conditions of the Compensation Policy. The

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Company will also reimburse reasonable out-of-pocket expenses incurred by Dr. Pasternak for his attendance at meetings of the Board or any committee thereof.

In connection with his appointment to the Board, Dr. Pasternak has entered into the Company’s standard form of indemnity agreement, a copy of which was filed as Exhibit 10.14 to the Registration Statement on Form S-1 (File No. 333-230846) filed with the Securities and Exchange Commission on April 12, 2019.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated November 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILESTONE PHARMACEUTICALS INC.

By:	/s/ Amit Hasija
Amit Hasija
Chief Financial Officer

Dated: November 13, 2019

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